Exhibit 5.1

AKIN GUMP STRAUSS HAUER & FELD LLP

June 22, 2006

Transmeridian Exploration Incorporated

397 N. Sam Houston Pkwy E., Suite 300

Houston, Texas 77060

Ladies and Gentlemen:

We have acted as counsel to Transmeridian Exploration Incorporated, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the resale from time to time, as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”), of up to 1,818,182 shares of the common stock, par value $0.0006 per share, of the Company (“Common Stock”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for the purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the shares of Common Stock have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to any constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of any jurisdiction (“Laws”) other than (i) the federal Laws of the United States and (ii) the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Transmeridian Exploration Incorporated

June 22, 2006

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP